UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MB Financial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	36-4460265
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each class
to be so registered	is to be registered

Depositary Shares, each representing a 1/40th interest in a share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series C	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-221322 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares (the “Depositary Shares”) of MB Financial, Inc., a Maryland corporation (the “Registrant”), each representing a 1/40th interest in a share of the Registrant’s 6.00% Non-Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), par value $0.01 per share, with a liquidation preference of $1,000 per share (equivalent to $25 per Depositary Share). The descriptions of the Series C Preferred Stock set forth under Items 3.03 and 5.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2017 and of the Depositary Shares set forth under the caption “Description of the Depositary Shares” in the prospectus supplement dated November 15, 2017 relating to the Depositary Shares, filed with the SEC on November 17, 2017 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the prospectus dated November 3, 2017 in the Registration Statement on Form S-3 (File No. 333-221322) of the Registrant, are each incorporated herein by reference.

Item 2.  Exhibits.

3.1

Charter of the Registrant (incorporated herein by reference to Exhibit 4.1 to Post-Effective Amendment No. One on Form S-8 filed on August 26, 2016 to the Registrant’s Registration Statement on Form S-4)

3.2

Articles Supplementary to the Charter of the Registrant containing the terms of the Series C Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 21, 2017)

3.3

Articles Supplementary to the Charter of the Registrant containing the terms of the Registrant’s Perpetual Non-Cumulative Preferred Stock, Series A (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on August 14, 2014)

3.4	Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 2, 2015)

4.1	Form of certificate representing the Series C Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 22, 2017)

4.2

Deposit Agreement, dated as of November 22, 2017, among the Registrant, Computershare Inc., Computershare Trust Company, N.A. and the holders from time to time of the depositary receipts described therein (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 22, 2017)

4.3

Form of depositary receipt representing the Depositary Shares relating to the Series C Preferred Stock (included as part of Exhibit 4.2 and incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on November 22, 2017)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MB FINANCIAL, INC.

Date: November 22, 2017	By:	/s/ Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer